EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-04169, No. 333-56593, No. 333-40328, No. 333-64106, No. 333-85204, No. 333-104462, No. 333-114845, No. 333-123858, No. 333-133229 and No. 333-141463 on Form S-8 of our report dated December 28, 2007, relating to the consolidated financial statements of Quiksilver, Inc., (the “Company”) which report expresses an unqualified opinion on the consolidated financial statements and includes explanatory paragraphs relating to (1) the adoption of Financial Accounting Standards No. 123(R), “Share-based Payment” in 2006 and (2) the presentation of the Company’s golf equipment business as discontinued operations and, our report on the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Quiksilver, Inc. for the year ended October 31, 2007.

/s/ Deloitte & Touche LLP

Costa Mesa, California
December 28, 2007